Exhibit (g)(2)

SCHEDULE II

TO THE CUSTODY AGREEMENT, dated as of December 6, 2013 between ETFIS SERIES TRUST I (the “Trust”) and The Bank of New York Mellon (“Custodian”). As REVISED October 8, 2015

SERIES

MANNA CORE EQUITY DIVIDEND INCOME FUND

INFRACAP MLP ETF

BIOSHARES BIOTECHNOLOGY CLINICAL TRIALS FUND

BIOSHARES BIOTECHNOLOGY PRODUCTS FUND

INFRACAP REIT PREFERRED ETF

TUTTLE TACTICAL MANAGEMENT US CORE ETF

TUTTLE TACTICAL MANAGEMENT MULTI-STRATEGY INCOME ETF

VIRTUS NEWFLEET MULTI-SECTOR UNCONSTRAINED BOND ETF

REAVES UTILITIES ETF

ALTSHARES LONG/SHORT HIGH YIELD FUND

THE CREDIT STRATEGIST HIGH YIELD OPPORTUNITIES FUND

CUMBERLAND MUNICIPAL BOND ETF

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written. As of October 8, 2015.

ETFIS SERIES TRUST I
On behalf of each Fund identified on Schedule II attached to the Agreement

By: /s/ William J. Smalley
Name: William J. Smalley
Title: President

THE BANK OF NEW YORK MELLON

By: /s/ Stephen Cook
Name: Stephen Cook
Title: Managing Director